MyStarU Announces Name Change, New Stock Symbol, Reverse Stock Split

GUANGZHOU CITY, China -- (PR NEWSWIRE-ASIA) – October 23, 2009 – MyStarU.com, Inc. (OTCBB: MYST)(the “Company”), announced several business developments.  As of October 23, 2009, the Company changed its name to Subaye, Inc and completed a reverse stock split on a 1 share for 100 shares basis.  The Company’s stock symbol on the NASDAQ Over-the-Counter Bulletin Board Stock Exchange will also change from "MYST" to "SBAY," effective at the start of trading on October 26, 2009.

Zhiguang Cai, Chief Executive Officer, stated “We believe the Subaye businesses and brand name that we have developed are strengthening. We are committed to further developing and protecting our businesses and the brand names that are representative of these businesses. It is also our belief that the new stock symbol also helps shareholders and potential shareholders identify our stock with our Company.”

About Subaye, Inc.

Subaye, Inc. is a leading provider of video sharing services in the People’s Republic of China.  Subaye, Inc.’s platform includes production, upload, storage, sharing and publishing onto more than 33 main video sharing portal websites. Subaye, Inc. also offers SaaS business solutions and is in the process of developing what Subaye, Inc. believes is the first online shopping mall in the world that will utilize 3D imaging throughout the online interface. Subaye, Inc.’s platform consists of its websites, www.subaye.com, www.x381.com, www.goongreen.org, www.goongood.com and the Subaye Alliance network, which is its network of third-party websites. The Company’s www.subaye.com and www.x381.com websites are generating revenue, while its other web-based businesses are under development or offering free services to potential customers at this time. Subaye.com’s services are designed to enable internet users to find and view videos online. As of September 30, 2009, the Company had approximately 43,000 members and the Company’s video database consisted of over 82,000 profiles of corporate video showcases. These showcases offer a cost-effective venue for small to mid-size enterprises (“SMEs”) to advertise their products and services and establish and enhance their corporate brands. The Company provides its users with easy access to an index of over 3.0 million video clips, images and web pages.

For further information on Subaye, Inc., please visit http://www.subaye.com/english.  You may also register to receive Subaye, Inc.’s future press releases or request to be added to the Company's distribution list by contacting James Crane by email at jimc@mystaru.com.  The distribution list should be active by November 1, 2009.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Subaye, Inc.’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Subaye, Inc.’s operations are conducted in the People’s Republic of China (“PRC”) and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:

James Crane, Chief Financial Officer
P.R.C. Cell +86 186 0125 0891
U.S. Office +1 617 699 6325